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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  February 23, 2001
                                                    --------------------

                    LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
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            (Exact Name Of Registrant As Specified In Its Charter)

                            The Kingdom of Belgium
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                (State or Other Jurisdiction of Incorporation)

              0-27296                                  N/A
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       (Commission File Number)        (I.R.S. Employer Identification No.)

    52 Third Avenue, Burlington, Massachusetts               01803
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(Address of Principal Executive Offices in the U.S.)       (Zip Code)

                                (781) 203-5000
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             (Registrant's Telephone Number, Including Area Code)

         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.     Other Events.
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On February 20, 2001, the United States District Court for the District of
Delaware (the "Bankruptcy Court") granted final approval of a 13-month $60 million debtor-in-possession financing facility (the "DIP Facility") to be provided to Lernout & Hauspie Speech Products N.V., Dictaphone Corporation and L&H Holdings USA, Inc. (formerly known as Dragon Systems) each as a debtor and debtor-in-possession (collectively, the "Company"). Ableco Finance LLC is agent for the lenders. Approximately $10 million of the new DIP Facility has been used to fully repay the prior GE Capital DIP financing facility. The Financing Agreement, dated as of February 23, 2001, for the new DIP Facility is attached hereto as Exhibit 10.1.

The DIP Facility provides for a $30 million Term A Loan and a $10 million Term B Loan and also for a $20 million revolving loan facility. Each of these loans will bear interest at a rate equal to the greater of (i) the base or prime rate as announced by The Chase Manhattan Bank, plus a margin of 2%, through May 31, 2001, increasing by 1% for each additional month commencing June 1, 2001, and
(ii) 9.5% plus the applicable margin. Each of these loans will be due on the earliest of (i) substantial consummation of a plan of reorganization, and (ii) March 20, 2002. The Company has borrowed the full amount of the $30 million Term A Loan. The availability of Term B Loan is subject to certain conditions precedent, including the denial by the Bankruptcy Court of the Motion of the former principal shareholders of Dragon Systems, Inc. for the Appointment of a Chapter 11 Trustee. The DIP Facility is secured by a first priority lien on all U.S. assets of the Company, and upon certain of the non-U.S. assets of Lernout & Hauspie Speech Products N.V. (including its ownership interest in the shares of stock of Mendez S.A./N.V. (f/k/a L&H Speech and Language Consulting & Services N.V.).

Item 7.     Financial Statements and Exhibits.
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(c)     Exhibits:

10.1 - Financing Agreement, dated as of February 23, 2001, by and among the Registrant, Dictaphone Corporation, L&H Holdings USA, Inc., certain financial institutions and Ableco Finance LLC.
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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              LERNOUT & HAUSPIE SPEECH
                              PRODUCTS N.V.
Dated:  March 7, 2001


                              By:    /s/ Philippe Bodson
                                 ---------------------------
                                    Philippe Bodson
                                    Chief Executive Officer